As filed with the Securities and Exchange Commission on April 26, 2005

Registration No. 333-98681

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
To
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware	01-0562944
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 North Dairy Ashford
Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

ConocoPhillips Savings Plan
ConocoPhillips Store Savings Plan
1990 Stock Plan of Phillips Petroleum Company
Omnibus Securities Plan of Phillips Petroleum Company
2002 Omnibus Securities Plan of Phillips Petroleum Company
Phillips Petroleum Company Stock Plan for Non-Employee Directors
Incentive Compensation Plan of Phillips Petroleum Company
1986 Stock Plan of Phillips Petroleum Company
ConocoPhillips Share Incentive Plan
The ConocoPhillips Overseas Stock Savings Plan
Employee Share Allocation Scheme of Phillips Petroleum Company United Kingdom Limited
Conoco Inc. 2001 Global Performance Sharing Plan
1998 Stock and Performance Incentive Plan of ConocoPhillips
1998 Key Employee Stock Performance Plan of ConocoPhillips
Deferred Compensation Plan for Non-Employee Directors of ConocoPhillips
Conoco Inc. 1998 Global Performance Sharing Plan
(Full title of the plans)

Stephen F. Gates
Senior Vice President, Legal, and General Counsel
600 North Dairy Ashford
Houston, Texas 77079
(Name and address of agent for service)

(281) 293-1000
(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX

EXPLANATORY NOTE

     ConocoPhillips (the “Registrant”) filed (i) a Registration Statement on Form S-8 on August 23, 2002 (Registration No. 333-98681) (the “Registration Statement”); and (ii) a Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 on June 4, 2004 to register shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), for issuance pursuant to the (a) ConocoPhillips Savings Plan; (b) ConocoPhillips Store Savings Plan; (c) Retirement Savings Plan of ConocoPhillips Company; (d) 1990 Stock Plan of Phillips Petroleum Company; (e) Omnibus Securities Plan of Phillips Petroleum Company; (f) 2002 Omnibus Securities Plan of Phillips Petroleum Company; (g) Phillips Petroleum Company Stock Plan for Non-Employee Directors; (h) Incentive Compensation Plan of Phillips Petroleum Company; (i) 1986 Stock Plan of Phillips Petroleum Company; (j) ConocoPhillips Share Incentive Plan; (k) ConocoPhillips Overseas Stock Savings Plan; (l) Employee Share Allocation Scheme of Phillips Petroleum Company United Kingdom Limited; (m) Conoco Inc. 2001 Global Performance Sharing Plan; (n) 1998 Stock and Performance Incentive Plan of ConocoPhillips; (o) 1998 Key Employee Stock Performance Plan of ConocoPhillips; (p) Deferred Compensation Plan for Non-Employee Directors of ConocoPhillips; and (q) Conoco Inc. 1998 Global Performance Sharing Plan.

     Since the filing of the Registration Statement, the Retirement Savings Plan of ConocoPhillips Company was merged with and into the ConocoPhillips Savings Plan. As a result, the Retirement Savings Plan of ConocoPhillips Company is no longer in existence and annual reports will no longer be filed for such plan. Annual reports will continue to be filed for the ConocoPhillips Savings Plan, the successor plan to the Retirement Savings Plan of ConocoPhillips Company.

     This Post-Effective Amendment No. 2 to the Registration Statement is being filed to transfer the remaining 23,625 shares of Common Stock registered under the Registration Statement and issuable pursuant to the Retirement Savings Plan of ConocoPhillips Company to the ConocoPhillips Savings Plan, into which such plan was merged as described above.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 26, 2005.

CONOCOPHILLIPS

By:	/s/ John A. Carrig

John A. Carrig
Executive Vice President, Finance and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on April ___, 2005.

SIGNATURE	TITLE
* J. J. Mulva	Chairman of the Board of Directors, President, and Chief Executive Officer (Principal Executive Officer)

/s/ John A. Carrig John A. Carrig	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)

* Rand C. Berney	Vice President and Controller (Principal Accounting Officer)

*	Director

Richard H. Auchinleck

*	Director

Norman R. Augustine

*	Director

James E. Copeland, Jr.

*	Director

Kenneth M. Duberstein

SIGNATURE	TITLE
*	Director

Ruth R. Harkin

*	Director

Larry D. Horner

*	Director

Charles C. Krulak

*	Director

Frank A. McPherson

*	Director

William K. Reilly

*	Director

William R. Rhodes

*	Director

J. Stapleton Roy

*	Director

Victoria J. Tschinkel

*	Director

Kathryn C. Turner

* By:	/s/ John A. Carrig

John A. Carrig Attorney-in-Fact

     ConocoPhillips Store Savings Plan and ConocoPhillips Savings Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the ConocoPhillips Store Savings Plan and the ConocoPhillips Savings Plan) have duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on behalf of the ConocoPhillips Store Savings Plan and the ConocoPhillips Savings Plan by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 26, 2005.

CONOCOPHILLIPS STORE SAVINGS PLAN CONOCOPHILLIPS SAVINGS PLAN (Plans)

By:	/s/ J.W. Sheets
	Name:	J.W. Sheets
	Title:	Administrator

EXHIBIT INDEX

Exhibit
Number		Document Description
24	—	Powers of Attorney (included on the signature page to the Post Effective Amendment No. 1 to the Registration Statement (File No. 333-98681)).